Exhibit 99.1

Gannett, McClatchy and Tribune Reach Ownership Agreement on

CareerBuilder, ShopLocal.com and Topix.net

Gannett, Tribune Increase Stakes in CareerBuilder to 42.5%; McClatchy Retains 15% Stake;

McClatchy Affiliates Newspapers with CareerBuilder, ShopLocal.com and Topix.net

McLEAN, Va., SACRAMENTO, Calif., and CHICAGO, Aug. 1 /PRNewswire- FirstCall/ — Gannett Co., Inc. (NYSE: GCI), The McClatchy Company (NYSE: MNI), and Tribune Company (NYSE: TRB), today announced an agreement concerning their ownership stakes in CareerBuilder.com, the nation’s largest online classified recruitment site, and two other online businesses, ShopLocal.com and Topix.net. Under the agreement, Gannett and Tribune will increase each of their equity stakes in CareerBuilder and ShopLocal.com to 42.5%, and in Topix.net to 31.9%.

McClatchy will receive a total of approximately $310 million in the transaction and will retain a 15% stake in CareerBuilder and ShopLocal.com, and an 11.25% stake in Topix.net. McClatchy’s newspapers will become affiliated with each online business.

THE TRANSACTION

The agreement values CareerBuilder at $1.55 billion, ShopLocal.com at $85 million and Topix.net at $72 million. McClatchy acquired its ownership position in all three Internet companies following the completion of its purchase of Knight Ridder on June 27. Knight Ridder, Gannett and Tribune had previously been equal partners in CareerBuilder. To increase their equity stake in CareerBuilder, Gannett and Tribune will each pay McClatchy approximately $142 million. They will each pay $13 million to increase their equity in ShopLocal.com and Topix.net.

McClatchy will elect one member of CareerBuilder’s six-member board of directors. The board will be composed of two directors chosen by Gannett, two by Tribune, one by McClatchy, and CareerBuilder’s chief executive officer, Matt Ferguson.

“As a founding partner of CareerBuilder, Tribune is pleased to have McClatchy join as an important partner in these online ventures,” said Dennis FitzSimons, Tribune chairman, president and chief executive officer. “Increasing our ownership position in CareerBuilder, ShopLocal.com and Topix.net is consistent with our Internet growth strategy. With great partners like Gannett, and now McClatchy, the national network/local affiliate model is working very well for us. We’ll continue using this successful approach as we look to further expand Tribune’s Internet portfolio.”

“We are pleased to expand our ownership position in each of these companies and form an alliance with McClatchy,” said Craig A. Dubow, Gannett chairman, president and chief executive officer. “Maintaining a strong coalition of newspaper partners is critical to strengthening the newspaper industry in a changing environment. With committed owners and a powerful network of affiliated newspapers serving more than 200 local markets, CareerBuilder will be stronger than ever.”

“This agreement is a winning deal for McClatchy, CareerBuilder, and our other online partners, Gannett and Tribune,” said Gary Pruitt, chairman and chief executive officer of McClatchy. “McClatchy receives fair value for our share of these assets, while retaining a sizable enough equity position to expand our footprint online. Our preference has always been to continue participating in CareerBuilder as a partner with our industry colleagues.”

EXPANDING NEWSPAPER PARTNERSHIPS

Twenty of the newspapers McClatchy acquired from Knight Ridder were already affiliated with CareerBuilder, ShopLocal, and Topix.net, and will continue to be so. McClatchy’s 12 existing newspapers will now join the recruitment website and the other newly acquired digital platforms, establishing CareerBuilder partnerships in new markets, like Sacramento and Raleigh, with more than 3.7 million people.

“Our newspaper partners are an important contributor to the growth of CareerBuilder,” said Matt Ferguson, CareerBuilder’s president and chief executive officer. “The addition of the McClatchy newspapers combined with those of our existing partners, Gannett and Tribune, will make our network stronger and even more competitive.”

For the last two years, CareerBuilder has led the industry in job postings and traffic. This year it also became the leader in U.S. revenue, passing its largest competitor for the first time.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a leading international news and information company that publishes 90 daily newspapers in the USA, including USA TODAY, the nation’s largest-selling daily newspaper. The company also owns nearly 1,000 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom’s second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

About McClatchy

The McClatchy Company (NYSE: MNI) is the second-largest newspaper company in the United States, with 32 daily newspapers and approximately 50 non- dailies. McClatchy-owned newspapers include the (Minneapolis) Star Tribune, the Miami Herald, The Sacramento Bee, the Fort Worth Star- Telegram, the Kansas City Star, the Charlotte Observer, and The (Raleigh) News & Observer. In addition, McClatchy has a robust network of valuable internet assets, including leading local websites in each of its daily newspaper markets, offering readers information, comprehensive news, advertising, e-commerce and other services. The company also owns and operates McClatchy Interactive, an interactive operation that provides websites with content, publishing tools and software development; Real Cities ( http://www.RealCities.com ), the largest national network of city and regional web sites, operating in more than 110 U.S. markets, and is part owner of CareerBuilder, the nation’s largest online classified employment listing service. McClatchy also owns 25 percent of Classified Ventures, a newspaper industry partnership that includes such online classified web sites as cars.com and apartments.com.

About Tribune

Tribune Company (NYSE: TRB) is one of the country’s top media companies, operating businesses in publishing and broadcasting. It reaches more than 80 percent of U.S. households and is the only media organization with newspapers, television stations and websites in the nation’s top three markets. In publishing, Tribune operates 11 leading daily newspapers including the Los Angeles Times, Chicago Tribune and Newsday, plus a wide range of targeted publications. The company’s broadcasting group operates 26 television stations, Superstation WGN on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend the company’s nationwide audience.

About CareerBuilder.com

CareerBuilder.com is the nation’s largest online job site with more than 23 million unique visitors and over 1.5 million jobs. Owned by Gannett Co., Inc. (NYSE: GCI), Tribune Company (NYSE: TRB), and The McClatchy Company (NYSE: MNI), the company offers a vast online and print network to help job seekers connect with employers. CareerBuilder.com powers the career centers for more than 900 partners that reach national, local, industry and niche audiences. These include more than 150 newspapers and leading portals such as America Online and MSN. More than 250,000 employers take advantage of CareerBuilder.com’s easy job postings, 18 million-plus resumes, Diversity Channel and more. Millions of job seekers visit the site every month to search for opportunities by industry, location, company and job type, sign up for automatic email job alerts, and get advice on job hunting and career management. For more information about CareerBuilder.com products and services, visit http://www.careerbuilder.com.

About ShopLocal.com

ShopLocal, LLC offers the Web’s most comprehensive multi-channel shopping resource for consumers and sales opportunities site for retailers. With ShopLocal.com and The ShopLocal Network — made up of more than 200 affiliate media, search and shopping sites — consumers have access to the only Web site with information on products from local stores side-by-side with e-commerce options. With ShopLocal’s SmartCircular, SmartCatalog and SmartMedia services, retailers can distribute sales and promotional content on the site as well as through their own Web sites, integrating both e-commerce and local, in-store promotions. Gannett Co., Inc. (NYSE: GCI), Tribune Company (NYSE: TRB), and The McClatchy Company. (NYSE: MNI), are partners in ShopLocal and other joint ventures to provide consumers online products such as CareerBuilder.com, Cars.com and Apartments.com.

About Topix.net

Founded in 2002 with the specific mission of providing users with the ability to quickly and easily find targeted news on the Internet, Topix.net is a news aggregator with unique technology to find and categorize news into 360,000 topics, from Autos to ZIP code level local news. Topix.net distributes content via partnerships with top tier web properties including AOL, Earthlink, Ask, My Yahoo, Infospace and thousands of others.

SOURCE Tribune Company; Gannett Co., Inc.; The McClatchy Company

CONTACTS:

Media, Tara Connell, VP-Corporate Communications, +1-703-854-6049, or

Investors, Jeff Heinz, Director-Investor Relations, +1-703-854-6917, both for Gannett.

Media, Cindy Leggett-Flynn or Christina Stenson, both of Brunswick Group for The McClatchy Company, +1-212-333-3810

Investors, Pat Talamantes, Chief Financial Officer of The McClatchy Company, +1-916-321-1834.

Media, Gary Weitman, VP-Corporate Communication, +1-312-222-3394, gweitman@tribune.com

Investors, Ruthellyn Musil, SVP- Corporate Relations, +1-312-222-3787, rmusil@tribune.com , both of Tribune Company.